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                                                                      Exhibit 23



                             Baird, Kurtz & Dobson
                            901 E. St. Louis Street
                           Suite 1000, P.O. Box 1190
                       Springfield, Missouri 65801-1190


                      Consent of Independent Accountants
                      ----------------------------------

Board of Directors
Guaranty Federal Bancshares, Inc.
Springfield, Missouri

We consent to the incorporation by reference in Registration Statement Nos. 333-47241 and 333-31196 on Forms S-8 of GUARANTY FEDERAL BANCSHARES, INC. of our report dated July 21, 2000, relating to the consolidated balance sheets of GUARANTY FEDERAL BANCSHARES, INC. as of June 30, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended June 30, 2000, which report appears in the Annual Report on Form 10-K of GUARANTY FEDERAL BANCSHARES, INC. for the fiscal year ended June 30, 2000.

                                                       /s/ Baird, Kurtz & Dobson

September 25, 2000
Springfield, Missouri